Exhibit 10.18

EXTENSION

Pursuant to that certain Convertible Promissory Note, dated on or about January 3, 2019 (the “Note”), by BioLife4D Corporation (“Borrower”) in favor of EchoVenture, LLC (“Lender”), Lender has loaned to Borrower the sum of $75,000.00. Pursuant to the Note, Borrower has the right to extend the Maturity Date (as defined in the Note) until January 31, 2024. Accordingly, Borrower hereby extends the Maturity Date of the Note until January 31, 2024.

Dated: January 12, 2022

BIOLIFE4D CORPORATION

BY:	/s/ Steven Morris
Steven Morris, CEO